FOR IMMEDIATE RELEASE

American Realty Capital Properties to Become Self-Managed by January 8, 2014 Following Closing of Merger with American Realty Capital Trust IV

ARCP to Become a Best-in-Class, Self-Administered Publicly Traded REIT

New York, New York, December 30, 2013 -- American Realty Capital Properties, Inc. (“ARCP”) (NASDAQ: ARCP) announced today that it will complete its previously announced self-management initiative on January 8, 2014, or approximately three business days following the pending closing of its acquisition of American Realty Capital Trust IV, Inc. (“ARCT IV”).

ARCP will continue to be led by two of its founders and current executive officers, Nicholas S. Schorsch and Brian S. Block, as Executive Chairman and Chief Financial Officer, respectively. Messrs. Schorsch and Block are two of the key executives who built ARCP and assembled its property portfolio. Joining Messrs. Schorsch and Block at ARCP are David S. Kay as President, Lisa Beeson as Chief Operating Officer, Lisa Pavelka McAlister as Chief Accounting Officer, Glenn Kindred as Executive Vice President of the Restaurants Division and Paul H. McDowell as President of the Office & Industrial Division.

In connection with becoming self-managed, ARCP will terminate the existing management agreement with its current external manager, ARC Properties Advisors, LLC (the “Manager”), effective as of January 8, 2014. However, ARCP anticipates using certain services of the Manager following the ARCT IV merger through the completion of the previously announced acquisition of Cole Real Estate Investments, Inc. (“Cole”). ARCP expects the acquisition of Cole to be completed during January 2014, and intends to enlist the services of the Manager until such time as the acquisition is completed in order to transition smoothly toward becoming a leading self-managed net lease REIT. ARCP will not pay any internalization fee to the Manager in connection with the termination of the management agreement.

The decision to become self-managed is the result of a process begun earlier this year by ARCP’s board of directors, which carefully considered the best time and the ideal method to maximize the efficiency and effectiveness of such a transformation. The decision to undertake this important action is motivated by the board’s continuing desire to enhance stockholder value and transparency.

Nicholas S. Schorsch, Executive Chairman and Chief Executive Officer of ARCP remarked, “We could not be more pleased with the timing of ARCP’s transition to becoming a completely self-managed enterprise, and with the addition of David Kay, Lisa Beeson, Lisa McAlister, Glenn Kindred and Paul McDowell to our executive management team. As we take our place as the most significant net lease REIT in the industry, we will be guided by the strongest most experienced management team ever assembled to run such a company.”

David S. Kay, President of ARCP, commented, “I am pleased to be part of an unparalleled management team which will focus on growing the company’s earnings accretively and driving stockholder value. I also look forward to having the Cole team join the ARCP. This significant acquisition accomplishes another important milestone in creating the leading net lease REIT.”

Lisa Beeson, Chief Operating Officer of ARCP, noted, “We believe the move to self-management creates stockholder value by establishing a structure that allows us to operate more effectively and efficiently. We view this as the optimal timing to implement this improved structure as we look forward to successfully integrating ARCT IV and Cole with ARCP.”

About ARCP

ARCP is a publicly traded Maryland corporation listed on The NASDAQ Global Select Market, focused on acquiring and owning single tenant freestanding commercial properties subject to net leases with high credit quality tenants. Additional information about ARCP can be found on its website at www.arcpreit.com. ARCP may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Additional Information about Merger Between ARCP and Cole and Where to Find It

In connection with the proposed merger, ARCP and Cole filed a definitive joint proxy statement/prospectus with the U.S. Securities and Exchange Commission (“SEC”) on December 23, 2013 and commenced mailing the definitive joint proxy statement/prospectus and a form of proxy to the stockholders of ARCP and Cole. These materials are not a substitute for the definitive joint proxy statement/prospectus or the Registration Statement on Form S-4 (File No. 333-192106) that ARCP filed with the SEC in connection with the proposed merger with Cole. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) REGARDING THE PROPOSED MERGER, AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THE JOINT PROXY STATEMENT/ PROSPECTUS AND SUCH OTHER DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ARCP, COLE AND THE PROPOSED MERGER. The definitive joint proxy statement/prospectus contains additional detail concerning the benefits of the proposed merger, the risks associated therewith and conflicts of interest.

Investors and security holders will be able to obtain, without charge, a copy of the definitive joint proxy statement/prospectus and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Copies of the documents filed by ARCP with the SEC are also available on ARCP’s website at http://www.arcpreit.com, and copies of the documents filed by Cole with the SEC are available on Cole’s website at www.colereit.com.

Participants in Solicitation relating to the Cole Merger

ARCP, Cole, AR Capital, LLC and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from ARCP and Cole’s respective stockholders in respect of the proposed merger. Information regarding ARCP’s directors and executive officers can be found in ARCP’s definitive proxy statement filed with the SEC on April 30, 2013. Information regarding Cole’s directors and executive officers can be found in Cole’s definitive proxy statement filed with the SEC on April 11, 2013. Additional information regarding the interests of such potential participants is included in the joint proxy statement/prospectus, the registration statement and other relevant documents filed with the SEC in connection with the proposed Cole merger. These documents are available free of charge on the SEC’s website and from the ARCP or Cole, as applicable, using the sources indicated above.

Additional Information about the ARCT IV Merger and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, ARCT IV and ARCP filed with the SEC a definitive proxy statement and prospectus on December 4, 2013 and other documents with respect to ARCP’s proposed acquisition of ARCT IV. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE CAREFULLY (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) BECAUSE SUCH DOCUMENTS CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT ARCP, ARCT IV AND THE PROPOSED MERGER.

Investors may obtain free copies of the proxy statement/prospectus and other relevant documents filed with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by ARCT IV with the SEC are also available free of charge on ARCT IV’s website at http://www.arct-4.com, and copies of the documents filed by ARCP with the SEC are available free of charge on ARCP’s website at http://www.arcpreit.com.

Participants in Solicitation relating to the ARCT IV Merger

ARCT IV, ARCP and AR Capital, LLC and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from ARCT IV’s and ARCP’s stockholders in respect of the proposed merger. Information regarding ARCT IV’s directors and executive officers can be found in ARCT IV’s definitive proxy statement filed with the SEC on April 30, 2013. Information regarding ARCP’s directors and executive officers can be found in ARCP’s definitive proxy statement filed with the SEC on April 30, 2013. Additional information regarding the interests of ARCT IV and its directors and executive officers in the proposed merger, which may be different than those of ARCT IV's stockholders generally, are included in the proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed merger if and when they become available. These documents are available free of charge on the SEC’s website and from ARCT IV or ARCP, as applicable, using the sources indicated above.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect ARCP’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the transactions contemplated by any of the merger agreements will be consummated, the combined company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company, including regarding future dividends and market valuations, and estimates of growth, including funds from operations and adjusted funds from operations and other statements that are not historical facts. The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of any of the merger agreements; (2) the inability to complete the Cole merger due to the failure to obtain ARCP and Cole stockholder approval of the Cole merger or the failure to satisfy other conditions to completion of the Cole merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Cole merger; (3) the inability to obtain the approval by ARCT IV stockholders of the ARCT IV merger; (4) risks related to disruption of management’s attention from the ongoing business operations due to the proposed mergers; (5) the effect of the announcement of the proposed mergers on ARCP’s, ARCT IV’s or Cole’s relationships with their respective customers, tenants, lenders, operating results and businesses generally; (6) the outcome of any legal proceedings relating to any of the mergers or the merger agreements; and (7) risks to consummation of the mergers, including the risk that the mergers will not be consummated within the expected time period or at all. Additional factors that may affect future results are contained in ARCP’s and Cole’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. ARCP and Cole disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Contacts

Anthony J. DeFazio	Brian S. Block, EVP and CFO
DDCworks	American Realty Capital Properties, Inc.
tdefazio@ddcworks.com	bblock@arlcap.com
Ph: (484-342-3600)	Ph: (212-415-6500)